Exhibit (a)(1)(E)

Offer to Purchase for Cash

All Outstanding Common Shares

of

Somanetics Corporation

at

$25.00 Net Per Common Share

Pursuant to the Offer to Purchase

Dated June 25, 2010

by

Covidien DE Corp.

a wholly owned subsidiary of

United States Surgical Corporation

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:01 A.M., NEW YORK CITY TIME, ON JULY 27, 2010, UNLESS THE OFFER IS EXTENDED.

To Our Clients:	June 25, 2010

Enclosed for your consideration is an Offer to Purchase, dated June 25, 2010 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitutes the “Offer”) relating to the offer by Covidien DE Corp., a Delaware corporation (the “Purchaser”) and wholly owned subsidiary of United States Surgical Corporation, a Delaware corporation (“USSC”), to purchase all outstanding common shares, par value $0.01 per share (the “Shares”), of Somanetics Corporation, a Michigan corporation (“Somanetics”), at a price of $25.00 per share, net to the seller in cash, for each outstanding Share (such price, or any higher price per share as may be paid pursuant to the Offer, is referred to in this letter as the “Offer Price”) less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase.

WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US (OR OUR NOMINEES) AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES.

We request instructions as to whether you wish to tender any or all of the Shares held by us for your account according to the terms and conditions set forth in the Offer.

Your attention is directed to the following:

1.	The purchase price offered by the Purchaser is $25.00 per share, net to the seller in cash without interest, for each outstanding Share less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer to Purchase.

2.	The Offer is being made for all outstanding Shares.

3.	The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of June 16, 2010 (the “Merger Agreement”), among USSC, the Purchaser and Somanetics, pursuant to which, following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into Somanetics, with the surviving entity, Somanetics, becoming a direct wholly owned subsidiary of USSC (the “Merger”). In the Merger, each outstanding Share (other than Shares owned by USSC, the Purchaser or Somanetics) will be converted into the right to receive the Offer Price in cash, without interest thereon, less any applicable taxes.

4.	At a meeting held on June 13, 2010, the Board of Directors of Somanetics unanimously (i) determined that the Offer and the Merger are in the best interests of Somanetics and its shareholders and declared the Merger Agreement advisable; (ii) adopted and approved the Merger Agreement and approved the Offer, the Merger and the transactions contemplated by the Merger Agreement; and (iii) recommended that the shareholders of Somanetics accept the Offer and tender their Shares in the Offer and, if required by applicable law, vote for the adoption and approval of the Merger Agreement and the approval of the Merger.

5.	THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:01 A.M., NEW YORK CITY TIME, ON JULY 27, 2010, UNLESS THE OFFER IS EXTENDED BY THE PURCHASER.

6.	The Offer is not subject to a financing condition. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which, when added to any Shares owned by the Purchaser and USSC, represents a majority of the Shares then outstanding (which, for purposes of such calculation, includes all restricted Shares subject to vesting and all Shares that Somanetics may be required to issue pursuant to options that are outstanding at that date, regardless of the exercise price, the vesting schedule or other terms and conditions thereof), and the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired or been terminated. The Offer is also conditioned upon the satisfaction of other conditions set forth in “The Tender Offer — Section 14 — Certain Conditions of the Offer” of the Offer to Purchase.

7.	Tendering shareholders will not be obligated to pay brokerage fees or commissions to the Depositary (as defined below) or Laurel Hill Advisory Group, LLC, which is acting as the Information Agent for the Offer, or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser in the Offer. However, U.S. federal income tax backup withholding (currently 28%) may be required unless an exemption applies and adequate documentation of the exemption is provided to the Depositary or unless the required taxpayer identification information and certain other certifications are provided to the Depositary. See Instruction 9 of the Letter of Transmittal.

Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf before the expiration of the Offer.

If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE SCHEDULED EXPIRATION OF THE OFFER.

In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by BNY Mellon Shareowner Services (the “Depositary”) of (a) Share certificates (or a timely Book-Entry Confirmation) (as defined in the Offer to Purchase), (b) a properly completed and duly executed Letter of Transmittal, with any required signature guarantees (or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 2 of the Offer to Purchase, an Agent’s Message (as defined in the Offer to Purchase) in lieu of a Letter of Transmittal) and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending upon when Share certificates or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE FOR THE SHARES TENDERED, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT.

The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction or any administrative or judicial action pursuant thereto. However, the Purchaser may take such action as it deems necessary to make the Offer in any jurisdiction and extend the Offer to holders of such Shares in such jurisdiction.

INSTRUCTIONS WITH RESPECT TO THE

OFFER TO PURCHASE FOR CASH

All Outstanding Common Shares

of

Somanetics Corporation

by

Covidien DE Corp.

a wholly owned subsidiary of

United States Surgical Corporation

The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated June 25, 2010, (the “Offer to Purchase”), and the related Letter of Transmittal relating to Common Shares, par value $0.01 per share, (the “Shares”), of Somanetics Corporation, a Michigan corporation.

This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

NUMBER OF SHARES TO BE TENDERED:*	SIGN HERE

(Signature(s))

Please Type or Print Name(s)

Please Type or Print Name(s)

Area Code and Telephone Number

Tax Identification Number or Social Security Number

Dated:

*	Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.